Exhibit 3.2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1)    Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2” x 11” blank sheet containing this required information for each additional entity.

Blue Sphere Corporation

Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

Jin Jie Corp.

Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,

Jin Jie Corp.

Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.
Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised: 10-16-09

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)    Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)    (Choose one)

☒       The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐        The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)    Owner’s approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity):

(a)           Owner’s approval was not required from
Blue Sphere Corporation
Name of merging entity, if applicable
Jin Jie Corp.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Jin Jie Corp.
Name of surviving  entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised: 10-15-09

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)           The plan was approved by the required consent of the owners of*:

Blue Sphere Corporation
        Name of merging entity, if applicable

        Jin Jie Corp.
        Name of merging entity, if applicable

        Name of merging entity, if applicable

        Name of merging entity, if applicable

        and, or;

        Jin Jie Corp.
        Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised: 10-16-09

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)           Approval of plan of merger for Nevada non-profit corporation (NRS 92A.180):

        The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

        Name of merging entity, if applicable

        Name of merging entity, if applicable

        Name of merging entity, if applicable

        Name of merging entity, if applicable

        and, or;

        Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised: 10-15-09

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)    Amendments, if any, to the articles or certificate of the surviving entity. Provide articles numbers, if available. (NRS 92A.200)*:

        Article I of the Articles of Incorporation of Jin Jie Corp. shall be amended to state that the name of the corporation is “Blue Sphere Corporation”

6)    Location of Plan of Merger (check a or b):

        ☒           (a)           The entire plan of merger is attached;

         or,

☐           (b)           The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)    Effective date (optional))**:  February 17, 2010

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
Revised: 10-15-09

Use black ink only; do not highlight

Signatures – Must be signed by: An officer of each Nevada Corporation; all general partners of Nevada limited partnerships; all general partners of Nevada limited liability limited partnerships; a manager of each Nevada limited liability company without members or one member if there are no managers; a trustee of each Nevada business trust (NRS.92A.220).

If there are more than four merging entities, check box ☐ and attach an 8 ½” x 11” blank sheet containing the required information for each entity:

Blue Sphere Corporation

Name of merging entity

X_______________________________   Date: 2/11/2010

Jin Jie Corp.

Name of merging entity

X_______________________________

Name of merging entity

X_______________________________

Jin Jie Corp.

Name of surviving entity

X_______________________________   Date: 2/11/2010

*The articles of merger must be signed by each foreign constituent entity in the merger provided by the law governing it (NRS.92A.230).  Additional signature blocks may be added to this page or as an attachment as needed.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause the filing to be rejected.

SCHEDULE A

To the Agreement and Plan of Merger between
Blue Sphere and Jin Jie

Articles of Merger

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of February 3, 2010.

BETWEEN:
BLUE SPHERE CORPORATION, a Nevada corporation, having its office at 409 - 4th Floor, Tsui King House, Choi Lung Estate, Kowloon, Hong Kong
(“Blue Sphere”)
AND:
JIN JIE CORP., a Nevada corporation, having its office at 409 - 4th Floor, Tsui King House, Choi Long Estate, Kowloon, Hong Kong

(“Jin Jie”)

WHEREAS:

A.                     Blue Sphere is the wholly-owned subsidiary of Jin Jie;

B.                     The boards of directors of Blue Sphere and Jin Jie deem it advisable and in the best interests of their respective companies and shareholders that Blue Sphere be merged with and into Jin Jie, with Jin Jie remaining as the surviving corporation under the name “Blue Sphere Corporation”

C.                     The board of directors of Blue Sphere has approved the plan of merger embodied in this Agreement; and

D.                     The board of directors of Jin Jie has approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1.                      THE MERGER

1.1                    The Merger

  Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Blue Sphere shall be merged with and into Jin Jie in accordance with the applicable laws of the State of Nevada (the “Merger”). The separate existence of Blue Sphere shall cease, and Jin Jie shall be the surviving corporation under the name “Blue Sphere Corporation” (the “Surviving Corporation”) and shall be governed by the laws of the State of Nevada.

1.2                   Effective Date

 The Merger shall become effective on the date and at the time (the “Effective Date”) that:

(a)
the Articles of Merger in substantially the form annexed hereto as Schedule A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the secretary of State of Nevada; and

(b)	after satisfaction of the requirements of the laws of the State of Nevada.

1.3                   Articles of Incorporation

 On the Effective Date, the Articles of Incorporation of Jin Jie, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of Jin Jie, as the Surviving Corporation, shall be amended to state that the name of the corporation is “Blue Sphere Corporation”.

1.4                   Bylaws

 On the Effective Date, the Bylaws of Blue Sphere, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5                   Directors and Officers

 The directors and officers of Jin Jie immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2.                      CONVERSION OF SHARES

2.1                   Common stock of Jin Jie

 Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of Jin Jie, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable shares of the common stock of the Surviving Corporation, par value of $0.001 per share (the “Survivor Stock”)

2.2                   Common Stock of Blue Sphere

 Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Blue Sphere, par value of $0.01 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.3                   Exchange of Certificates

 Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3.                      EFFECT OF THE MERGER

3.1                   Right, Privileges, etc.

 On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be and possess and be vested with all the rights, privileges, immunities, power, franchises and authority, of a public as well as of a private nature, of Blue Sphere and Jin Jie, all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Blue Sphere and Jin Jie on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Blue Sphere or Jin Jie, shall not revert or in any way be impaired by reason of this merger, and all of the rights of creditors of Blue Sphere and Jin Jie shall be preserved unimpaired, and all liens upon the property of Blue Sphere or Jin Jie shall be preserved unimpaired, and all debts liabilities, obligations and duties of the respective corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2                   FURTHER ASSURANCES

 From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Blue Sphere such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Blue Sphere and otherwise to carry out the purposes to this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and of behalf of Blue Sphere or otherwise to taken any and all such action and to execute and deliver any and all such deeds and other instruments.

4.                     GENERAL

4.1                   Abandonment

  Notwithstanding any approval of the Merger or this Agreement by the shareholders of Blue Sphere or Jin Jie or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of Blue Sphere and Jin Jie.

4.2                   Amendment

 As any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of both Blue Sphere and Jin Jie.

4.3                   Governing Law

 This agreement shall be governing by and construed and enforced in accordance with the laws of the State of Nevada.

4.4                   Counterparts

 In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5                   Electronic Menus

 Delivery of an executed copy of this Agreement by electronic facimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEROF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

BLUE SPHERE CORPORATION

Per:
Authorized Signatory

JIN JIE CORP.

Per:
Authorized Signatory